                                                                         Exhibit
                                                                          10.112

                                                                          3/5/97

                         SUPPLEMENTAL BENEFITS AGREEMENT

          THIS AGREEMENT, made this 24th day of March, 1997, by and between RUSS BERRIE AND COMPANY. INC., a New Jersey corporation having its principal place of business at 111 Bauer Drive, Oakland, New Jersey 07436 (such corporation, and its successors, shall be referred to herein as the "Company") and RICKY CHAN, residing at ___________________________________ ("Ricky").

                               W I T N E S S E T H :

          WHEREAS, Ricky has been associated with the Company for some time;
and

          WHEREAS, Ricky has and will continue to perform valuable services for the Company which are of a specialized nature and have been essential to the successful operation, growth and profits of the Company; and

          WHEREAS, the Company desires to compensate Ricky for his extraordinary services to ensure that the Company will have the benefit of Ricky's continued loyalty, service and counsel; and

          WHEREAS, subject to Ricky's continued employment, the Company desires to assist Ricky in providing for the contingencies of death and old age by the payment to Ricky of certain benefits in accordance with the provisions and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing and of Ricky's continued employment with the Company, the Company hereby agrees as follows:

          1. Retirement Benefits. At the time Ricky attains age 59, provided that Ricky is employed by the Company at such time, Ricky shall be paid a retirement benefit of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) (the "Retirement Compensation"). The Retirement Compensation shall be payable at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per year for a period of eleven (11) years from the date Ricky

                                                                          3/5/97

attains age of 59, payable in accordance with the Company's standard payroll procedures.

          2. Payment on Death. If Ricky dies during the course of payment of the Retirement Compensation, the Company shall pay to Ricky's designated beneficiary the Retirement Compensation under the same terms as it would otherwise be payable to Ricky pursuant to Paragraph 1 above until payment in full of the Retirement Compensation

          3. Pre-Retirement Death benefit. If Ricky dies prior to attaining age 59, provided that Ricky is employed by the Company at the time of his death, the Company shall provide through a split dollar life insurance arrangement, a lump sum death benefit of One Million Dollars ($1,000,000) to Ricky's designated beneficiary (the "Death Benefit"). The payment of the Death Benefit shall be in lieu of any other payment hereunder. In the event of Ricky's death prior to attaining age 59 and subject to Ricky's employment by the Company at such time, upon receipt of the Death Benefit, Ricky's designated beneficiary shall have no entitlement to any payment of the Retirement Compensation.

          4. Condition to Payments. The payment hereunder of the Retirement Compensation or the Death Benefit is expressly conditioned upon Ricky being employed by the Company on the date he attains age 59 or on the date of his death, as the case may be. The parties understand that Ricky and his designated beneficiary shall not be entitled to both the Retirement Compensation and the Death Benefit, since these payments are mutually exclusive.

          5. Withholding. The Company shall take all necessary withholdings from the payments hereunder as required by Federal, state and local tax regulations.

          6. Beneficiary Designation. After entering into this Agreement, Ricky shall provide written notice to the Company designating the person, persons or entity (such as an insurance trust) who shall be entit1ed to receive any benefits payable in accordance with this Agreement upon or after his death. Ricky shall have the right to designate a beneficiary or beneficiaries and to change such designation from time to time on written notice to the Company without the consent of any previously

                                                                          3/5/97

designated beneficiary. If no designation is in effect at the time of Ricky's death, or if the designated beneficiary does not survive, the Retirement Compensation or the Death Benefit, as the case may be, shall be payable to Ricky's estate. The rights of a designated beneficiary to receive any benefits which are payable under the terms and conditions of this Agreement shall vest in the beneficiary as of the date of Ricky's death.

          7. Company Assets. Title to and ownership of any property, whether cash, insurance policies or investments, which the Company may have segregated from its general funds in order to make the payments hereunder shall at all times remain in the Company, subject to the claims of its general creditors, and Ricky and his designated beneficiary shall not have any property interest in any specific assets of the Company, including any life insurance policies secured by the Company in connection with this Agreement. Ricky and his designated beneficiary shall remain unsecured creditors of the Company with respect to any amounts to be paid hereunder.

          8. Assignment and Binding Effect. This Agreement is personal to Ricky and he may not assign or delegate any of his rights or obligations hereunder. Ricky agrees on behalf of himself, his personal representatives, heirs, beneficiaries and any other person who may claim any benefits under this Agreement, that the benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by Ricky or any other such person or entity, and shall not be subject to execution, attachment or similar process. This Agreement shall be binding upon the parties, their legal representatives, successors and permitted assigns.

          9. Arbitration and Governing Law. All disputes arising under or relating to this Agreement, or relating to Ricky's relationship with the Company, shall be subject to arbitration before the American Arbitration Association, in New Jersey, and New Jersey law shall govern and apply to all issues subject to such arbitration. Any award or determination of the arbitration shall be final and binding and judgment may be entered on such award or determination by any court in New Jersey. Ricky, on behalf of himself, his personal representatives, heirs and beneficiaries, hereby consents to personal jurisdiction and venue of the courts in New Jersey for any action to compel, enforce or confirm such arbitration. If

                                                                          3/5/97

any portion of this Agreement is determined to be unenforceable, the remainder of this; Agreement shall remain in full force and effect.

          10. Miscellaneous. Ricky agrees to comply with the Company's reasonable request during the term of this Agreement in order to effectuate the purposes of this Agreement, including but not limited to submitting to reasonable physical examination for the purposes of securing insurance policies on his life. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding any and all other agreements, written or oral, concerning the subject of this Agreement. This Agreement may not be altered, modified or amended, except in a writing signed by the parties hereto. No waiver or any of the provisions of this Agreement shall be enforceable unless in a signed writing, and the waiver by the Company of any breach of any provision of this Agreement by Ricky shall not operate as a waiver of any subsequent breach.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

WITNESS:


/s/ Susan Strunck                       /s/ Ricky Chan
------------------------------          -------------------------------------
                                        RICKY CHAN

                                        RUSS BERRIE AND COMPANY, INC.


                                        By: /s/ Russell Berrie
                                           ----------------------------------
                                           RUSSELL BERRIE
                                           Chairman of the Board